EXHIBIT 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

For Integra Bank Corporation:	For Prairie Financial Corporation:
Michael T. Vea, Chairman, President and CEO	Bradley M. Stevens, Chairman, President and CEO
(812) 464-9604	(708) 599-9306
Martin M. Zorn, CFO, EVP-Finance and Risk
(812) 461-5794
Gretchen A. Dunn, Shareholder Relations
(812) 464-9677
INTEGRA BANK CORPORATION OF EVANSVILLE, IN, ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE PRAIRIE FINANCIAL CORPORATION OF BRIDGEVIEW, IL
•	Transaction Provides Integra Entry into High-growth Suburban Chicago Market with a Proven Management Team

•	Prairie is a profitable and high growth bank
EVANSVILLE, IN. and BRIDGEVIEW, IL., Oct. 5, 2006/Integra Bank Corporation (Nasdaq Global Market: IBNK) and Prairie Financial Corporation today announced that they have entered into a definitive agreement for the merger of Prairie and Integra. Privately-held Prairie is a 15 year old community bank with five offices in the Chicago Metropolitan Statistical Area (MSA).
“We are very pleased to have the opportunity to merge with Prairie,” said Mike Vea, Chairman, President and CEO of Integra. “It has a track record of both top and bottom line growth — having grown loans at a five year compound average growth rate of 27% with excellent loan quality and strong reserves. Prairie is quite profitable with a tax-adjusted ROA of 1.4%, ROE of 20%, and an efficiency ratio of 48% during the last twelve months. Most of all, I am pleased that the management team that built Prairie will become part of the Integra team.”
“Like Integra, Prairie is known for highly personal service and a desire to grow our top line,” said Brad Stevens, Chairman, President and Chief Executive Officer of Prairie. “Integra’s competencies in retail products and marketing strategies combined with our existing lending niche and local expertise is a great fit.”
Vea further commented, “The merger is consistent with Integra’s strategy to grow earnings through hiring and retaining high quality management teams in the Midwest, growing our customer base and doing more with them.”
Terms of the Transaction
Under the terms of the merger agreement, which has been unanimously approved by both companies’ boards of directors, each share of Prairie stock will be converted into the right to receive 5.914 shares of Integra common stock and $65.26 in cash. The merger consideration is subject to reduction if Prairie does not make a Section 338(h) election for tax purposes. Based upon Integra’s closing price on October 4, 2006 of $26.18 per share, the merger consideration is equivalent to $220.09 per share of Prairie common stock or $117.2 million in total.

Based upon financial data for Integra and Prairie as of June 30, 2006, the combined company will have approximately $3.4 billion in total assets, $2.6 billion in deposits and $2.2 billion in loans. It is expected that Integra’s market capitalization after closing will exceed $500 million.
The transaction is expected to close in the first quarter of 2007 (pending Prairie stockholder approval, regulatory approvals and other customary closing conditions). The transaction is expected to be accretive to Integra’s earnings per share in 2007.
After the merger, current Prairie stockholders will own approximately 15.2% of the combined company. Two Prairie directors, including Brad Stevens, will join Integra’s Board of Directors. The holders of approximately 61% of Prairie’s outstanding common stock have agreed to vote in favor of the merger.
Following the corporate level merger, Prairie’s banking subsidiary, Prairie Bank & Trust Co., will be merged into Integra’s banking subsidiary, Integra Bank N.A.
Attractive Market
Prairie operates from five locations — four in the southwest corridor of the Chicago MSA and one in Chicago. The southwest Chicago corridor has been the fastest growing area of the Chicago MSA. Will County — where Prairie has three offices — has grown by 35% since 2000 and is projected to grow 31% by 2011. The transaction is consistent with Integra’s strategic plan to increase its presence in metropolitan areas with higher growth prospects.
Delivering Significant Value to Shareholders Through Synergies and Growth
The combined company expects to achieve total annual cost savings of approximately $1.2 million pre-tax, of which 70% is expected to be achieved during 2007. These cost savings are expected to result from greater efficiencies through shared services, the consolidation of corporate functions, and reductions in business unit costs. The merger is expected to be 4-5 cents accretive to Integra’s earnings per share in 2007. The merger is expected to be 7-8 cents accretive to Integra’s earnings per share in 2008. These numbers exclude merger-related expenses associated with the transaction.
While not included in the expected earnings accretion calculation, the merged company expects to benefit from significant revenue enhancement opportunities across business units, through Integra product offerings including High Performance Checking, Cash Management and Investment products. This combination of the two companies will result in an organization with increased scale, diversity of earnings, and an attractive risk profile.
Reasonable Cost of Entry
The transaction’s cost of entry is consistent with similar transactions in the suburban Chicago market. The merger terms yield the following key valuation ratios:

Price/Last Twelve Months Earnings	15.6	x
Price/Book Value	319%
Price/Tangible Book Value	319%
Core Deposit Premium	20.2%

Conference Call
Integra and Prairie intend to host a conference call for investors, analysts and other interested parties on Friday, October 6, 2006, at 8:00 a.m. CDT. Participants will include:
•	Michael T. Vea, Chairman, President and CEO of Integra Bank Corporation

•	Martin M. Zorn, CFO and Executive Vice President — Finance and Risk of Integra Bank Corporation

•	Archie M. Brown, Executive Vice President — Commercial and Consumer Banking of Integra Bank Corporation

•	Bradley M. Stevens, Chairman, President and CEO of Prairie Financial Corporation
Investors, analysts and other interested parties may access the conference call by telephone at 1-866-825-3967 (Leader: Michael T. Vea, Integra Bank Corporation Conference Call) or on the Internet at http://www.integrabank.com/webcasts. A replay will be available from approximately 8:00 a.m. CDT on October 7, 2006. The replay can be accessed through the Internet at http://www.integrabank.com/webcasts. To listen to the replay by telephone, call 1-877-213-9653 (pass code: 15918060#). In addition, accompanying slides will be available through the Internet at http://www.integrabank.com/presentations. The Securities and Exchange Commission filings are available through Integra’s web site at http://www.integrabank.com under the Investor Relations section.
About Integra
Headquartered in Evansville, Integra Bank Corporation is the parent of Integra Bank N.A. With assets of $2.7 billion at June 30, 2006, Integra currently operates 74 banking centers and 127 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra Bank Corporation was ranked in the top 40 of Indiana’s largest publicly held companies in Indiana Business Magazine in 2006. Moody’s Investors Service has assigned an investment grade rating of Baa2 for Integra Bank’s long-term deposits. Integra Bank Corporation’s Corporate Governance Quotient (CGQ) rating as of October 1, 2006, has IBNK outperforming 95.4% of the companies in the Russell 3000 Index and 96.5% of the companies in the banking group. This rating is updated monthly by Institutional Shareholder Services and measures public companies’ corporate governance performance to a set of corporate governance factors that reflects the current regulatory environment. Integra Bank Corporation’s common stock is listed on the Nasdaq Global Market under the symbol IBNK. Additional information may be found at the Company’s website, http://www.integrabank.com.
About Prairie
Prairie Financial Corporation is the holding company of Prairie Bank & Trust Co., an Illinois chartered bank. Prairie Bank is an independent community bank, with total assets of over $500 million. Prairie Bank provides a wide range of financial services in communities throughout the southwest suburbs and the Old Town neighborhood of Chicago. Prairie Bank has offices in Bridgeview, Plainfield-South, Plainfield-North, Mokena and northside Chicago. Additional information may be found at Prairie Bank’s website http://www.prairiebank.com.
Forward-Looking Statements
Except for historical information, all other information in this press release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between

Integra and Prairie, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Integra’s and Prairie’s plans, objectives, expectations and intentions, dilutions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Integra and Prairie and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Integra and Prairie may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of Prairie may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Integra’s and Prairie’s markets may increase significantly and could adversely affect operations; and (10) an economic slowdown, either nationally or in the markets in which Integra and Prairie do business, could adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Integra’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. In addition, documents filed with the SEC by Integra can be obtained, without charge, by directing a request in writing to Secretary, Integra Bank Corporation, 21 S.E. Third Street, P.O. Box 868, Evansville, Indiana 47708-0868, or by telephone at (812) 464-9677 or on Integra’s website at www.integrabank.com.
The foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Integra or Prairie or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Integra and Prairie do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made except as may be required in Integra’s SEC reports.
Additional Information and Where to Find It
Integra intends to file with the Securities and Exchange Commission a registration statement on Form S-4, and Prairie expects to mail a proxy statement/prospectus to its stockholders, containing information about the transaction. Investors and stockholders are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Integra, Prairie and the proposed merger. In addition to the registration statement to be filed by Integra and the proxy statement/prospectus to be mailed to the stockholders of Prairie,

Integra files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov. The documents filed by Integra may also be obtained free of charge from Integra by requesting them in writing at 21 S.E. Third Street, P.O. Box 868, Evansville, Indiana 47708-0868, or by telephone at (812) 464-9677 or on Integra’s website at www.integrabank.com.
Participants in the Solicitation
Integra, Prairie and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Prairie with respect to the transactions contemplated by the proposed merger. Information regarding Integra’s officers and directors is included in Integra’s proxy statement for its 2006 annual meeting of shareholders filed with the Securities and Exchange Commission on March 17, 2006. A description of the interests of the directors and executive officers of Integra and Prairie in the merger will be set forth in the proxy statement/prospectus and other relevant documents filed with the Securities and Exchange Commission when they become available.